Exhibit 10.24

Addendum

To Ningfang Liang,

Per discussion, the service agreement signed on March 7th of 2013 between you and the Company will continue until March 6, 2016.

Signed by Zhengyu Wang, CEO, on February 26, 2015

Accepted and signed by Ningfang Liang on February 26, 2015